Exhibit 16.1

March 20, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by SWS Group, Inc. and SWS Group 401(k) Profit Sharing Plan (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of SWS Group, Inc. and SWS Group 401(k) Profit Sharing Plan dated March 16, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP

Dallas, Texas

March 20, 2006